Exhibit 99.1

Treace Medical Concepts Reports Second Quarter 2024 Financial Results

PONTE VEDRA, Fla. – August 6, 2024 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities through its flagship Lapiplasty® and Adductoplasty® Procedures, today reported financial results for the second quarter ended June 30, 2024.

Recent Highlights

•
Revenue of $44.5 million in second quarter 2024 increased 6% over same period in 2023
•
Gross margin of 80.2% in second quarter 2024
•
Patent portfolio expands to 65 granted U.S. patents, with an additional 22 granted patents worldwide and 84 pending U.S. patent applications

John T. Treace, CEO and Founder of Treace, said, "Second quarter results came in as expected. We remain focused on capturing an even larger share of procedure volumes from our base of over 3,000 active surgeons with several new planned product launches in the second half of 2024, including our entry into the relatively nascent minimally invasive metatarsal osteotomy market in Q4. We are confident in our strategic investments in our growing portfolio of innovative, reproducible solutions for a dynamic bunion market, supporting our market position and long-term outlook.”

Second Quarter 2024 Financial Results

Revenue for the second quarter of 2024 was $44.5 million, representing an increase of 6% compared to $42.0 million in the second quarter of 2023. The increase was driven by product mix shift that resulted from increased adoption of newer technologies and increased sales of complementary products used in bunion and related midfoot procedures as well as increases in our active surgeon base.

Gross profit for the second quarter of 2024 was $35.7 million compared to a gross profit of $34.3 million in the second quarter of 2023. Gross margin totaled 80.2% in the second quarter of 2024, compared to 81.7% in the second quarter of 2023, primarily due to a shift in product mix, increases in payroll and inventory provisions, partially offset by lower royalty rates.

Total operating expenses were $57.1 million in the second quarter of 2024, compared to total operating expenses of $47.3 million in the second quarter of 2023. Increased operating expenses in the second quarter of 2024, including share-based compensation expense, reflect strategic investments in the Company’s expanding direct sales channel, investments in product innovation, customer credit loss, and support for other corporate initiatives.

Second quarter 2024 net loss attributable to common stockholders was ($21.2) million, or ($0.34) per share, compared to ($12.3) million, or ($0.20) per share, for the same period in 2023. Adjusted EBITDA loss was ($8.7) million in the second quarter of 2024 compared to a loss of ($7.7) million for the same period in 2023. See below for additional information and a reconciliation of non-GAAP financial information.

Cash, cash equivalents, marketable securities and investment receivable totaled $97.0 million as of June 30, 2024. The Company believes it has sufficient balance sheet strength and flexibility to continue effectively executing on its strategic investments and growth initiatives for the foreseeable future.

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Financial Outlook

The Company is reaffirming full-year 2024 revenue guidance of $201 million to $211 million, representing growth of 7% to 13%, compared to full-year 2023.

The Company continues to expect Adjusted EBITDA to improve approximately 50% compared to full-year 2023.*

* A reconciliation of Adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Webcast and Conference Call Details

Treace will host a conference call today, August 6, 2024, at 4:30 p.m. ET to discuss its second quarter 2024 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs, restructuring costs, customer credit loss, and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

Forward-Looking Statements

This press release and statements made during the Company’s earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: revenue guidance and estimated revenue growth rates for full-year 2024; estimated quarterly revenue growth rates; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition and accelerating adoption of MIS osteotomy solutions; ability to

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effectively reduce costs and right size the Company’s P&L and the future impact of the right sizing; anticipated future product launches and the timing of such product launches, including its planned 3D MIS osteotomy platforms; ability to increase its procedure volumes and gain market share; strategic investments supporting its market position and long-term outlook; ability to protect and enforce its intellectual property rights; success in defending against infringement of its intellectual property by third parties, including its competitors; expected seasonality; anticipated pace of growth in the foot and ankle market; sufficient balance sheet strength and flexibility to continue effectively executing on its strategic investments and growth initiatives for the foreseeable future; anticipated liquidity; and expectation of progress in Adjusted EBITDA for full-year 2024 and expected rate of Adjusted EBITDA improvement. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 27, 2024, and its subsequent SEC filings. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter ended June 30, 2024 are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of bunion patients, Treace has introduced its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of the midfoot as well as its Hammertoe PEEK Fixation System designed to address hammertoe, claw toe and mallet toe deformities. The Company continues to expand its footprint in the foot and ankle market with the introduction of its SpeedPlate™ Rapid Compression Implants, an innovative fixation platform with broad versatility across Lapiplasty® and Adductoplasty® procedures, as well as other common bone fusion procedures of the foot. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

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Contacts:

Treace Medical Concepts
Mark L. Hair
Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Vivian Cervantes

IR@treace.net

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Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$44,455	$41,953	$95,563	$84,148
Cost of goods sold	8,781	7,675	18,908	15,714
Gross profit	35,674	34,278	76,655	68,434
Operating expenses
Sales and marketing	37,681	33,773	78,009	67,428
Research and development	5,157	3,526	10,416	6,938
General and administrative	14,218	10,031	28,580	20,896
Total operating expenses	57,056	47,330	117,005	95,262
Loss from operations	(21,382)	(13,052)	(40,350)	(26,828)
Interest income	1,376	1,968	2,911	3,447
Interest expense	(1,312)	(1,282)	(2,629)	(2,567)
Other income, net	112	95	186	223
Other non-operating income (expense), net	176	781	468	1,103
Net loss	$(21,206)	$(12,271)	$(39,882)	$(25,725)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	$(95)	$(163)	$(189)	$(192)
Comprehensive loss	$(21,301)	$(12,434)	$(40,071)	$(25,917)

Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(0.20)	$(0.64)	$(0.43)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	62,081,494	61,382,514	61,937,140	60,060,483

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Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$18,181	$12,982
Marketable securities, short-term	76,865	110,216
Accounts receivable, net of allowance for credit losses of $978 and $980 as of June 30, 2024 and December 31, 2023, respectively	25,559	38,063
Inventories	41,279	29,245
Prepaid expenses and other current assets	9,668	7,853
Total current assets	171,552	198,359
Property and equipment, net	24,245	22,298
Intangible assets, net of accumulated amortization of $950 and $475 as of June 30, 2024 and December 31, 2023, respectively	8,550	9,025
Goodwill	12,815	12,815
Operating lease right-of-use assets	8,775	9,264
Other non-current assets	146	146
Total assets	$226,083	$251,907
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,073	$11,835
Accrued liabilities	13,730	10,458
Accrued commissions	5,931	10,759
Accrued compensation	6,192	7,549
Other liabilities	520	4,432
Total current liabilities	44,446	45,033
Long-term debt, net of discount of $843 and $992 as of June 30, 2024 and December 31, 2023, respectively	53,157	53,008
Operating lease liabilities, net of current portion	16,302	15,891
Other long-term liabilities	37	37
Total liabilities	113,942	113,969
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 62,194,845 and 61,749,654 issued, and 62,175,241 and 61,749,654 outstanding as of June 30, 2024 and December 31, 2023, respectively	62	62
Additional paid-in capital	286,484	271,973
Accumulated deficit	(174,129)	(134,247)
Accumulated other comprehensive (loss) income	(26)	163
Treasury stock, at cost; 19,604 and 1,218 shares as of June 30, 2024 and December 31, 2023, respectively	(250)	(13)
Total stockholders’ equity	112,141	137,938
Total liabilities and stockholders’ equity	$226,083	$251,907

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Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(39,882)	$(25,725)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	4,025	2,019
Provision for allowance for credit losses	2,207	78
Share-based compensation expense	14,148	6,288
Non-cash lease expense	1,182	1,264
Amortization of debt issuance costs	149	148
Accretion (amortization) of discount (premium) on marketable securities, net	(685)	(663)
Other, net	159	5
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	10,297	1,886
Inventory	(12,034)	(6,704)
Prepaid expenses and other assets	185	(1,641)
Operating lease liabilities	(1,291)	1,072
Accounts payable	6,238	(522)
Accrued liabilities	(5,943)	(3,137)
Other, net	127	38
Net cash used in operating activities	(21,118)	(25,594)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(28,711)	(120,957)
Sales and maturities of available-for-sale marketable securities	60,558	55,763
Purchases of property and equipment	(5,656)	(5,709)
Acquisition, net of cash acquired	—	(20,000)
Net cash provided by (used in) investing activities	26,191	(90,903)

Cash flows from financing activities
Proceeds from issuance of common stock from public offering, net of issuance costs and underwriting discount of $7.5 million	—	107,527
Proceeds from exercise of employee stock options	363	1,532
Taxes from withheld shares	(237)	—
Net cash provided by (used in) financing activities	126	109,059
Net increase (decrease) in cash and cash equivalents	5,199	(7,438)
Cash and cash equivalents at beginning of period	12,982	19,473
Cash and cash equivalents at end of period	$18,181	$12,035

Supplemental disclosure of cash flow information
Cash paid for interest	$2,490	$2,567
Operating lease right-of-use asset and lease liability adjustment due to lease incentive	$86	$(13)
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$189	$192
Unsettled matured marketable security and receivable from broker	$2,000	$—

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Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(21,206)	$(12,271)	$(39,882)	$(25,725)
Adjustments:
Interest income	(1,376)	(1,968)	(2,911)	(3,447)
Interest expense	1,312	1,282	2,629	2,567
Taxes	—	—	—	—
Depreciation & Amortization	2,116	1,095	4,025	2,019
EBITDA	$(19,154)	$(11,862)	$(36,139)	$(24,586)
Share-based compensation expense	6,740	3,596	14,148	6,288
Acquisition-related costs	556	520	1,873	520
Restructuring costs[1]	964	—	964	—
Customer credit loss[2]	2,147	—	2,147	—
Adjusted EBITDA	$(8,747)	$(7,746)	$(17,007)	$(17,778)

1 Restructuring charges primarily relate to severance payments and other post-employment benefits from a restructuring in June 2024.

2 Customer credit loss consists of the write-off of accounts receivable due from a customer that filed for bankruptcy during the second quarter of 2024.

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